UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 8.01. Other Events.

On September 12, 2006, we announced the dosing of the first patient in the first of three planned Phase 3 clinical trials evaluating the efficacy and safety of our lead drug candidate, lorcaserin hydrochloride, for the treatment of obesity. Known as BLOOM (Behavioral modification and Lorcaserin for Overweight and Obesity Management), this double-blind, randomized, and placebo-controlled trial will include about 100 centers in the United States and is expected to enroll approximately 3,000 overweight and obese patients. The proportion of patients with a 5% or greater weight reduction from baseline at week 52 is the primary endpoint.

The BLOOM trial will evaluate a 20 mg dose (10 mg dosed twice daily) of lorcaserin versus placebo over a two-year treatment period in obese patients (BMI 30 to 45) with or without co-morbid conditions and overweight patients (BMI 27 to 30) with at least one co-morbid condition. All patients will receive echocardiograms at baseline and follow-up echocardiograms at 6, 12, 18 and 24 months after starting the trial. Echocardiograms will be reviewed by an independent Data Safety Monitoring Board (DSMB) at 6 and 12 months. The DSMB will review echocardiographic data, and will make a judgment as to whether or not it is appropriate to proceed with the trial at the time of each review. We expect that the DSMB will review the six-month echocardiographic data sometime around next summer.

The complete lorcaserin Phase 3 program is designed to enroll a total of approximately 6,000 patients in three pivotal trials. Assuming a positive six-month safety assessment from the DSMB for the BLOOM trial, two additional Phase 3 trials enrolling a total of approximately 3,000 patients will be initiated. In these additional pivotal trials we plan to evaluate the 20 mg and 10 mg daily doses versus placebo over a one-year treatment period, with one of the trials evaluating patients with type 2 diabetes. Diet and exercise will be part of each of the pivotal trials in accordance with the FDA guideline. In addition to the above planned pivotal trial program, several other small studies, such as drug interaction and abuse potential studies, will be conducted.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. “APD” is an abbreviation for Arena Pharmaceuticals Development.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the timing, protocol, design, scope and other aspects of the planned Phase 3 clinical trials and other studies of lorcaserin, the potential efficacy and tolerability of lorcaserin, the expected role and acts of the DSMB, the timing of DSMB reviews and other statements that are not historical facts including statements preceded by the words “will,” “plan,” “expect” or similar words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our planned clinical trials and studies may not proceed at the time or in the manner we expect or at all; the results of preclinical studies or clinical trials may not be predictive of future results; the timing, success and cost of our research and development; our ability to partner lorcaserin, APD125 or other of our compounds or programs; our ability to obtain additional financing; our ability to obtain and defend our patents; and the timing and receipt of payments and fees, if any, from our collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2006	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary